SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 12, 2002

COMMONWEALTH TELEPHONE ENTERPRISES, INC
 (Exact Name of Registrant as Specified in its Charter)

Pennsylvania
 (State of Other Jurisdiction of Incorporation)

0-11053 (Commission File No.)	23-2093008 (IRS Employer Identification No.)

100 CTE Drive Dallas, Pennsylvania (Address of Principal Executive Offices)	18612-9774 (Zip Code)

(570) 631-2700
 (Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events

              On December 12, 2002, Commonwealth Telephone Enterprises, Inc. (the “Company”) announced the pricing of a previously announced offering of 4,741,326 shares of its common stock held by Eldorado Equity Holdings, Inc., an indirect wholly-owned subsidiary of Level 3 Communications, Inc. (Nasdaq: LVLT). The shares were sold at an initial price to the public of $35.00 per share. The Company will not receive any of the proceeds from the offering. The offering is scheduled to close on December 18, 2002.

              A copy of the Underwriting Agreement dated December 12, 2002 is filed with this Current Report on form 8-K as Exhibit 1.1 and is incorporated herein by reference.

Item 7. Exhibits.

1.1	Underwriting Agreement relating to the public offering of 4,741,326 shares of common stock, dated December 12, 2002, among the Company, Eldorado Equity Holdings, Inc., Level 3 Communications, Inc. and Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co., as Representatives of the Underwriters named therein.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2002	Commonwealth Telephone Enterprises, Inc.

By:	/s/ Raymond B. Ostroski
Name: Raymond B. Ostroski Title: Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement relating to the public offering of 4,741,326 shares of common stock, dated December 12, 2002, among the Company, Eldorado Equity Holdings, Inc., Level 3 Communications, Inc. and Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co., as Representatives of the Underwriters named therein.